SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   January 8, 2002
                                                  ------------------------------


                            HERSHEY FOODS CORPORATION
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             (Exact name of registrant as specified in its charter)


             Delaware                 1-183                 23-0691590
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(State or other jurisdiction       (Commission             (I.R.S. Employer
           of incorporation)        File Number)             Identification No.)


    100 Crystal A Drive, Hershey, Pennsylvania                        17033
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       (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:     (717) 534-6799
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                             Exhibit Index - Page 3



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                      INFORMATION TO BE INCLUDED IN REPORT

Item 9   Regulation FD Disclosure
         -------------------------

         On January 8, 2002, Hershey Foods Corporation (the "Corporation") announced a higher realignment charge and additional anticipated savings from the value-enhancing initiatives announced on October 24, 2001. The changes reflect primarily higher employee acceptance of its previously announced voluntary workforce reduction program, one part of a broad strategy to enhance the future operating performance of the Company. The business realignment charges originally announced in October 2001 will increase from $275 million to $310 million and from $1.24 to $1.39 per share-diluted, while projected savings will increase approximately $15 million annually to $75-$80 million per year when fully implemented. As previously announced, these ongoing savings will be substantially reinvested in enhanced brand building and selling capabilities. The Corporation expects to record a charge of $1.25 per share-diluted in the fourth quarter of 2001, with the $.14 per share-diluted balance of the realignment charge to be recorded during 2002. The January 8, 2002 press release, announcing the higher realignment charge and additional anticipated savings, is incorporated herein by reference, and a copy is furnished herewith as Exhibit 99.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 8, 2002


                            HERSHEY FOODS CORPORATION



                            By  /s/ Frank Cerminara
                                -------------------
                                 Frank Cerminara
                                 Senior Vice President, Chief Financial
                                     Officer





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                             Exhibit Index - Page 3

                                  Exhibit Index
                                  -------------


Exhibit No.        Description
-----------        -----------

    99 Press release, dated January 8, 2002, announcing a higher realignment charge and additional anticipated savings from the Corporation's value-enhancing initiatives announced October 24, 2001.
























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